SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On June 20, 2011, RLJ Lodging Trust (the “Company”), as parent guarantor, and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into an unsecured Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank National Association, as Administrative Agent (the “Agent”), and the other lenders party thereto (collectively, the “Lenders”).  The Credit Agreement has a scheduled maturity date of June 20, 2014, with a one year extension option, which may be exercised by the Operating Partnership upon the satisfaction of certain conditions set forth in the Credit Agreement.  As of June 23, 2011, the Company had no borrowings outstanding under the Credit Agreement.

The Credit Agreement provides for a revolving credit facility in the initial aggregate principal amount of $300 million.  The amount of such facility permitted to be borrowed by the Operating Partnership is generally limited to the lesser of (i) the amount, if any, by which 55% of the value of an unencumbered pool of hotel properties that satisfy certain requirements (the “Unencumbered Pool”) exceeds the aggregate amount of unsecured indebtedness of the Company and its subsidiaries on a consolidated basis (other than indebtedness under the credit facility) and (ii) the maximum aggregate loan commitment, which currently is $300 million.  The value of the Unencumbered Pool (the “Unencumbered Asset Value”) is determined (a) for all periods ending on or prior to June 30, 2012, according to the book value of the Unencumbered Pool determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and (b) for all periods ending after June 30, 2012, according to the GAAP book value of properties in the Unencumbered Pool that have been owned less than four full fiscal quarters and a capitalized net operating income value for all other properties in the Unencumbered Pool.  As of June 20, 2011, the full amount of the revolving credit facility was available for borrowings under the Credit Agreement. The Operating Partnership has the option to increase the revolving loan commitment under the Credit Agreement to $450 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.  The Credit Agreement permits the Operating Partnership to utilize up to $30 million of the available revolving loan commitment for the issuance of letters of credit and includes swingline loan capacity for up to $40 million in same day borrowings.

Borrowings under the Credit Agreement will, subject to certain exceptions, bear interest at a rate of LIBOR plus 225 to 325 basis points, depending on the total leverage ratio of the Company and its subsidiaries.  An unused commitment fee of 30 or 40 basis points, depending on the amount of borrowings under the Credit Agreement, accrues on unused portions of the commitments under the Credit Agreement.  Amounts owing under the Credit Agreement are guarantied by the Company, each subsidiary of the Company that owns a property included in the Unencumbered Pool, and certain other subsidiaries that are not otherwise prohibited from providing such guaranty (the “Guaranty”).

The proceeds of borrowings under the Credit Agreement will be used by the Operating Partnership and the Company  (a) for the payment of redevelopment and development costs incurred in connection with hotel properties owned by the Company and its subsidiaries; (b) to finance hotel acquisitions; (c) to finance capital expenditures, dividends and the repayment of debt of the Company and its subsidiaries; and (d) to provide for general working capital needs and for other general corporate purposes of the Company and its subsidiaries.

The Operating Partnership’s ability to borrow under the Credit Agreement will be subject to ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Credit Agreement requires that the Company satisfy certain financial covenants, including:

•	ratio of total debt to EBITDA of not more than 6.5 to 1.0 (subject to a higher amount in certain circumstances), reducing to 6.0 to 1.0 on June 30, 2012 and for all periods thereafter;

•	ratio of adjusted EBITDA to fixed charges of not less than 1.40 to 1.0, increasing to 1.50 to 1.0 on September 30, 2012 and for all periods thereafter;

•

ratio of secured indebtedness to total asset value of no more than 55%, reducing to 50% for the period from March 31, 2013 through and including March 30, 2014, and reducing to 45% for all periods thereafter;

•	ratio of secured recourse debt to total asset value of not more than 10%;

•	ratio of adjusted net operating income of the Unencumbered Pool to Unsecured Interest Expense (as defined in the Credit Agreement) of not less than 2.0 to 1.0;

•	tangible net worth of not less than $1,528,025,000 (plus 75% of the net proceeds of any future equity issuances); and

•

the Operating Partnership and subsidiary guarantors owning at least 90% of the total asset value, as adjusted to exclude assets held by unconsolidated affiliates and assets of certain subsidiaries that are precluded from guarantying debt.

The Credit Agreement includes customary events of default, in certain cases subject to customary periods to cure.

The forgoing summary of the Credit Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 7.01.      Regulation FD Disclosure.

On June 21, 2011, the Company issued a press release announcing that it had entered into a $300 million unsecured revolving credit facility. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 20, 2011, by and among the Operating Partnership, the Company, Wells Fargo Bank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association, Barclays Bank PLC and Deutsche Bank Trust Company Americas, as Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners and the other lenders party thereto.

10.2	Guaranty, dated as of June 20, 2011, by the Company and certain subsidiaries of the Company party thereto.

99.1	Press release announcing the $300 million unsecured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: June 24, 2011	By:	Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 20, 2011, by and among the Operating Partnership, the Company, Wells Fargo Bank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, PNC Bank, National Association, Barclays Bank PLC and Deutsche Bank Trust Company Americas, as Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners and the other lenders party thereto.

10.2	Guaranty, dated as of June 20, 2011, by the Company and certain subsidiaries of the Company party thereto.

99.1	Press release announcing the $300 million unsecured revolving credit facility.